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                              HORTICULTURE, INC.

                                                                    Exhibit 21.1
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                List of Subsidiaries of Hines Horticulture, Inc.

     The following is a list of subsidiaries of Hines Horticulture, Inc. (the "Company"). The common stock of all the corporations listed below are wholly owned, directly or indirectly, by the Company. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.

Name of Corporation                             Jurisdiction of Incorporation
-------------------                             -----------------------------

Hines Horticulture, Inc.                                        Delaware

        Hines Nurseries, Inc.                                   California

                Sun Gro Horticulture Inc.                       Nevada

                         Sun Gro Horticulture Canada Ltd.       Canada

                Enviro-Safe Laboratories, Inc.                  Florida

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